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                                                                   EXHIBIT 99.4

                         PROPOSED TRANSACTION BETWEEN
            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                             AND GOTHAM GOLF CORP.

To Our Clients:

   Enclosed for your consideration and to be completed by you is a YELLOW Beneficial Owners Election Form and a Substitute Form W-9 in connection with the proposed transaction between First Union Real Estate Equity and Mortgage Investments, an Ohio business trust ("First Union"), and Gotham Golf Corp., a Delaware corporation ("Gotham Golf Corp"), pursuant to the Agreement and Plan of Merger and Contribution, dated as of February 13, 2002 (as amended, the "merger agreement"), by and among First Union, Gotham Golf Corp and certain other parties. For your information only, we also have enclosed a GREEN Form of Election and Letter of Transmittal relating to the proposed transaction. You should have already received from us a copy of the proxy statement-prospectus, dated October 31, 2002, as well as the proxy card relating to the Special Meeting of First Union shareholders being held to vote on the merger agreement and the proposed transaction.

   As described in the enclosed materials and in the proxy statement-prospectus, you have the right to make one (and only one) of the following elections in connection with your First Union common shares:

    . THE CASH ELECTION--If you make this election, each of your First Union common shares will be converted into the right to receive an amount of cash equal to $2.33 (the "Cash Consideration"); or

    . THE CASH AND NOTE ELECTION--If you make this election, each of your First Union common shares will be converted into the right to receive
       (1) an amount of cash equal to $1.98 and (2) a number of debt securities (the "notes"), each with a face amount of $100 and issued by Southwest Shopping Centers Co. II, L.L.C. ("Southwest Shopping Centers"), equal to the number of First Union common shares surrendered multiplied by
       0.0057461 (which is an effective price of $60.91 per face value of $100), subject to certain adjustments as described in the proxy statement-prospectus and the merger agreement (the amount of cash and the notes together, the "Cash and Note Consideration").

   In addition, regardless of the election that you make, you will be entitled to purchase notes, each with a face amount of $100, for a purchase price of $60.91 per note (such right, the "Shareholder Note Purchase Right"). You will also receive with respect to each of your First Union common shares three-fiftieths (0.06) of a right to subscribe (a "subscription right") for shares of common stock of Gotham Golf Corp, par value $0.01 per share ("Gotham Golf Corp common shares"), at a price of $20.00 per Gotham Golf Corp common share, subject to the rounding up and down of fractional subscription rights (with fraction of 0.5 or greater rounded up). For each whole subscription right that you are entitled to receive, you may purchase one Gotham Golf Corp common share at $20.00 per share pursuant to a basic subscription privilege, and, subject to availability and proration, additional Gotham Golf Corp common shares at $20.00 per share pursuant to an oversubscription privilege. Any purchases in connection with the Shareholder Note Purchase Right and the subscription rights must be made with the Cash Election or the Cash and Note Election, as applicable.

   These elections and purchases are subject to certain terms, conditions and limitations set forth in the merger agreement and described in the proxy statement-prospectus and the instructions set forth in the GREEN Form of Election and Letter of Transmittal.

   PLEASE NOTE THAT MAKING AN ELECTION WILL NOT CAUSE YOUR FIRST UNION SHARES TO BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE PROPOSED TRANSACTION. IN ORDER TO VOTE, YOU MUST COMPLETE AND RETURN THE SEPARATE PROXY CARD SENT WITH THE PROXY STATEMENT-PROSPECTUS.

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   In the event that you choose to make the Cash and Note Election, you will have the right to have the notes purchased pursuant to such election redeemed on the 90th day following the completion of the proposed transaction (such right, the "Shareholder Note Redemption Right"). To exercise the Shareholder Note Redemption Right, you must complete and make the required certifications set forth in the RED Redemption Certification and deliver this RED Redemption Certification to us in time, so that we can send this RED Redemption Certification along with the BLUE Form of Redemption (to be completed by us) to the redemption agent so that it is received prior to 5:00 p.m., New York City time, on the 80th day following the consummation of the proposed transaction. Notes validly redeemed pursuant to the Shareholder Note Purchase Right shall be redeemed at a purchase price of $60.91 per note, without interest, on the 90th day following the consummation of the proposed transaction.

   Pursuant to the proration and allocation procedures described in the proxy statement-prospectus and set forth in the merger agreement, you may be subject to the proration process in which you receive for your First Union common shares fewer notes and Gotham Golf Corp common shares than that which you elect to receive or purchase. The allocation procedures are described in the proxy statement-prospectus in the sections entitled "The Merger Agreement--The Subscription Rights" and "The Merger Agreement--The Notes."

   These materials are being sent to you as the beneficial owner of First Union common shares held by us for your account but not registered in your name. We are the holder of record of the First Union common shares held in your account. Accordingly, you must give us instructions by using the YELLOW Instruction Form provided below (and not by using the GREEN Form of Election and Letter of Transmittal, which is furnished for your information only). Only we, as record holder of your First Union common shares, can execute and submit a GREEN Form of Election and Letter of Transmittal on your behalf.

   For an election and purchase to be validly made, we must make an election and purchase on your behalf with The Bank of New York, the exchange agent, by 5:00 p.m., New York City time, on the second business day preceding the date that the proposed transaction is consummated (the date of the election deadline will be publicly announced by First Union no less than five business days preceding such date). Any First Union common shares held by a holder who fails to make a valid election prior to the election deadline will be treated as shares for which no election has been made. Shares for which no election has been made will receive the Cash Consideration with respect to such shares.

   You do not have to submit any certificates for First Union common shares. We will submit the certificates on your behalf.

   WITH RESPECT TO FIRST UNION COMMON SHARES HELD BY US IN YOUR ACCOUNT, YOU CAN ONLY MAKE AN ELECTION BY USING THE YELLOW INSTRUCTION FORM PROVIDED BELOW. DO NOT COMPLETE THE GREEN FORM OF ELECTION AND LETTER OF TRANSMITTAL WITH RESPECT TO SHARES HELD BY US IN YOUR ACCOUNT. ONLY WE CAN EXECUTE AND SUBMIT A GREEN FORM OF ELECTION AND LETTER OF TRANSMITTAL ON YOUR BEHALF.

   IF YOU WISH TO HAVE US, ON YOUR BEHALF, COMPLETE THE GREEN FORM OF ELECTION AND LETTER OF TRANSMITTAL WITH RESPECT TO SHARES HELD BY US IN YOUR ACCOUNT, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE YELLOW INSTRUCTION FORM ATTACHED TO THIS LETTER.

   THE DEADLINE BY WHICH THE EXCHANGE AGENT MUST RECEIVE ALL ELECTIONS IS 5:00 P.M., NEW YORK CITY TIME, ON THE SECOND BUSINESS DAY PRECEDING THE DATE THAT THE PROPOSED TRANSACTION IS CONSUMMATED (THE DATE OF THE ELECTION DEADLINE WILL BE PUBLICLY ANNOUNCED BY FIRST UNION NO LESS THAN 5 BUSINESS DAYS PRECEDING SUCH DATE). PLEASE RETURN THE YELLOW INSTRUCTION FORM AND THE SUBSTITUTE FORM W-9 AS PROMPTLY AS PRACTICABLE SO WE MAY SUBMIT YOUR ELECTION TO THE EXCHANGE AGENT PRIOR TO THE ELECTION DEADLINE. IF

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INSTRUCTIONS ARE NOT PROVIDED TO US IN A TIMELY FASHION, YOU WILL RECEIVE THE
CASH CONSIDERATION IN ACCORDANCE WITH THE DEFAULT ALLOCATION PROVISIONS SET FORTH IN THE MERGER AGREEMENT AND DESCRIBED IN THE PROXY STATEMENT-PROSPECTUS IN EXCHANGE FOR YOUR FIRST UNION COMMON SHARES.

                           The Information Agent is:

                             D.F. KING & CO., INC.
                                77 Water Street
                                   20th Floor
                              New York, NY 10005
            Banks and Brokerage Firms, Please Call:  (212) 269-5550
                  ALL OTHERS CALL TOLL-FREE:  (888) 414-5566

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                        BENEFICIAL OWNERS ELECTION FORM

               WITH RESPECT TO THE PROPOSED TRANSACTION BETWEEN
            FIRST UNION REAL ESTATE EQUITY AND MORTAGE INVESTMENTS
                             AND GOTHAM GOLF CORP

   To my Bank or Broker:

   The undersigned acknowledge(s) receipt of your letter, the proxy statement-prospectus of First Union Real Estate Equity and Mortgage Investments ("First Union"), Gotham Golf Corp. ("Gotham Golf Corp") and Southwest Shopping Centers Co. II, L.L.C. ("Southwest Shopping Centers"), dated October 31, 2002, and the related GREEN Form of Election and Letter of Transmittal in connection with the proposed transaction between First Union and Gotham Golf Corp.

   This YELLOW Instruction Form instructs you that the undersigned hereby makes the election below for all of the First Union common shares beneficially owned by the undersigned and which you hold for the account of the undersigned, subject to certain terms, conditions and limitations set forth in the merger agreement and described in the proxy statement-prospectus and the instructions set forth in the GREEN Form of Election and Letter of Transmittal.


   Check one of the boxes below:                   Number of Shares
                                                   Subject to Election:
   [_] Cash Election
                                                   --------------------------
   [_] Cash and Note Election                      (SIGNATURE(S) OF OWNER(S))

   -------------------------------------           Name: ____________________
                                                        (PLEASE PRINT)
   Check one of the boxes below:
                                                   Capacity: ________________
   [_] Please DO NOT EXERCISE my Shareholder
       Note Purchase Right for notes               Address: _________________

   [_] Please EXERCISE my Shareholder Note         --------------------------
       Purchase Rights for notes as set forth         (INCLUDE ZIP CODE)
       below:
                                                   Area Code and
     __________ notes                              Telephone Number: ________
     (INSERT NUMBER)
                                                   Account No.: _____________
   -------------------------------------
                                                   --------------------------
   Check one of the boxes below if you are         SOCIAL SECURITY OR OTHER
   entitled to subscription rights:                TAX IDENTIFICATION NUMBER

   [_] Please DO NOT EXERCISE my subscription      Dated: ___________________
       rights for Gotham Golf Corp common shares

   [_] Please EXERCISE my subscription rights for Gotham Golf Corp common shares as set forth below:

     A. Basic Subscription Privilege

   __________ Gotham Golf Corp common shares
   (INSERT NUMBER)

     B. Oversubscription Privilege
   __________ Gotham Golf Corp common shares
   (INSERT NUMBER)